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February 18, 1997


Securities & Exchange Commission
450 Fifth Street N.W.
Washington,  DC  20549

Gentlemen:

We have read the statements made by the Steadman Security Corporation and its affiliated mutual funds (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds filing on Form N-SAR for the period ended December 31, 1996. We agree with the statements concerning our Firm in such Form N-SAR.


Very truly yours,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

HLA:mah
  CAR

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